UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2013

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 9, 2013, the Board of Directors (the “Board”) of Wesco Aircraft Holdings, Inc. (the “Company”) appointed General Norton A. Schwartz as a director, effective immediately, filling an existing vacancy on the Board. General Schwartz will serve as a Class III director, with his initial term expiring at the Company’s 2014 Annual Meeting of Stockholders.

The Board also appointed General Schwartz to serve on the Nominating and Corporate Governance Committee of the Board.

General Schwartz retired from the United States Air Force in 2012 after nearly 40 years of service.  From 2008 to 2012, he was the Chief of Staff of the United States Air Force, serving as the senior uniformed Air Force officer responsible for the organization, training and equipping of active-duty, guard and reserve forces and civilian workforce serving in the United States and overseas. As Chief of Staff, General Schwartz was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President.  Prior to that, General Schwartz served as Commander of the United States Transportation Command from 2005 to 2008 and Director for Operations and Director of the Joint Staff from 2002 to 2005.  General Schwartz currently serves on the boards of directors of Aurora Flight Sciences and the Air Force Association.

The Board has determined that General Schwartz is an independent director within the rules of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

There are no arrangements or understandings between General Schwartz and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Schwartz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Schwartz will be entitled to the Company’s standard director cash and equity compensation arrangement for non-affiliate directors, which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 13, 2012. In addition, General Schwartz has entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1, as amended (Registration No. 333-173381).

A copy of the Company’s press release announcing the appointment of General Schwartz to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, issued by the Company on May 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on May 9, 2013